Exhibit 10.67

FIRST AMENDMENT TO REVOLVING LOAN PROMISSORY NOTE

This First Amendment to Revolving Loan Promissory Note (this “Amendment”) is entered into as of June 30, 2009, by and between AMERICAN AGCREDIT, PCA, an agricultural credit association chartered pursuant to the Farm Credit Act of 1971 (“Lender”), and ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership, and ML RESOURCES, INC., a Hawaii corporation (together, “Borrower”).

R E C I T A L S:

A.                                   Borrower and Lender entered in to a Third Amended and Restated Credit Loan Agreement dated June 30, 2009 (the “Credit Agreement”) whereby Lender agreed, among other things, to modify the terms of repayment and extend the maturity date of that certain Revolving Loan Promissory Note dated July 8, 2008 in the amount of Six Million Dollars ($6,000,000.00) made by Borrower in favor of Lender (the “Revolving Note”).

B.                                    The parties are entering into this Amendment to evidence the extension of the maturity of the Revolving Note.

NOW, THEREFORE, taking the forgoing Recitals into account, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

1.                                      Amendment.  The maturity date of the Revolving Note, as stated in the third paragraph thereof, is hereby extended from May 1, 2009 to June 29, 2010.

2.                                      No Other Amendments.  Except as modified expressly or by necessary implication herein or in the Credit Agreement, all of the terms and conditions of the Revolving Note shall remain unchanged and in full force and effect.

3.                                      Security Remains.  All security and collateral now securing the indebtedness and obligations evidenced by the Revolving Note remain in effect and secure the Revolving Note and indebtedness thereunder as amended by these presents (including, without limitation, the Mortgage and Security Agreements described in the Credit Agreement).

4.                                      Applicable Law.  This Amendment has been executed, delivered and accepted at Santa Rosa, California, and shall be governed by, and interpreted and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, this First Amendment to Revolving Loan Promissory Note has been duly executed as of the date first written above.

ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership

By:	ML RESOURCES, INC., a Hawaii corporation, its managing general partner

	By:	/s/ Dennis J. Simonis
	Name:	Dennis J. Simonis
	Title:	CEO and President

ML RESOURCES, INC., a Hawaii corporation, as Borrower

By:	/s/ Dennis J. Simonis
Name:	Dennis J. Simonis
Title:	CEO and President

AMERICAN AGCREDIT, PCA

By:	/s/ Sean O’Day
Name:	Sean O’Day
Title:	SeniorVice President